UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PROGEN PHARMACEUTICALS LIMITED

(Exact name of registrant as specified in its charter)

Queensland, Australia	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

16 Benson Street, Toowong, Queensland 4066, Australia	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 7 3842 3310

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Warrants	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

 If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:      333-141489         ( if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The registrant hereby incorporates by reference the Prospectus Supplement to Prospectus dated April 13, 2007, dated May 29, 2007, as filed with the Commission on May 29, 2007 (File No. 333-141484) for a description of the securities to be registered pursuant to Section 12(b).

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.

Item 2.  Exhibits

Pursuant to Rule 12b-32 the registrant hereby incorporates by reference the following exhibits which define the rights of holders of its warrants to be registered hereunder, each as filed as exhibits to the Form 6-K of the registrant as submitted to the Commission on May 18, 2007:

Exhibit 4.2 (Warrant Agent Agreement dated as of May 15, 2007)

Exhibit 4.4 (Form of Warrant)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROGEN PHARMACEUTICALS LIMITED

Date:	July 23, 2007
By:	Linton W. P. Burns, Company Secretary